UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: December 3, 2001

COMMISSION FILE NO. 0-27358

DOCUMENTUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4261421
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6801 Koll Center Parkway, Pleasanton, California	94566-7047
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (925) 600-6800

     Indicate by check mark whether the registrant has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes [X] No [   ].

Exhibit Index is on Page 4

ITEM 2. Acquisition or Disposition of Assets
ITEM 7. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
Asset Acquisition Agreement
Press Release dated December 3, 2001

ITEM 2. Acquisition or Disposition of Assets

On December 3, 2001, Documentum, Inc. (“Documentum”) entered into an Asset Purchase Agreement (the “Agreement”) with Bulldog, Inc., (“Seller”), a Toronto-based provider of Digital Asset Management software and services, to acquire selected assets and liabilities of Seller for $11,500,000 subject to the terms and conditions set forth in the Agreement. The transaction subsequently closed on December 5, 2001. The Agreement provides that the purchase price will consist of $2,000,000 in cash, financed internally, and $8,000,000 worth of common stock of Documentum, valued at $18.72 per share. In addition, Documentum assumed certain liabilities and obligations in the aggregate amount of $1,500,000.

The acquisition will be accounted for as a purchase.

ITEM 7. Financial Statements and Exhibits

     (a)  Financial Statements of the Business Acquired

The financial statements of Seller, required to be filed pursuant to Item 7(a) of From 8-K, were not available at the time of filing of this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

     (b)  Pro Forma Financial Information

The Pro Forma Financial Information required to be filed pursuant to Item 7(b) of From 8-K was not available at the time of filing of this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

     (c)  Exhibits.

2.1	Asset Acquisition Agreement, dated as of December 3, 2001, by and between Documentum, Inc. and Bulldog, Inc.

2.2	Press Release dated December 3, 2001.

SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized, on this 14th day of December, 2001.

DOCUMENTUM, INC. (Registrant)

By:	/s/ Bob L. Corey

Bob L. Corey Executive Vice President & Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit
Number	Description

2.1	Asset Acquisition Agreement, dated as of December 3, 2001, by and between Documentum, Inc. and Bulldog, Inc.
2.2	Press Release dated December 3, 2001.

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